Exhibit 99.1

News Release
For Immediate Release: Sept. 5, 2012

H&R Block’s Net Loss From Continuing Operations Improves 11 Percent; Improves 6 Percent on Adjusted Basis

KANSAS CITY, Mo. – H&R Block, Inc. (NYSE: HRB) today announced financial results for its fiscal first quarter ended July 31, 2012.  The company typically reports a first quarter operating loss due to the seasonality of its core U.S. tax business.

First Quarter 2013 Highlights1

▪	Net loss from continuing operations improves 11 percent to $106 million, or $0.38 per share2
▪	Adjusted net loss from continuing operations improves 6 percent to $105 million, or $0.38 per share
▪	Company on pace to deliver $85 to $100 million of pretax earnings from cost reduction initiatives in fiscal 2013
▪	Repurchased and retired 21.3 million shares at an aggregate price of $315 million, or $14.82 per share
▪	Completed H&R Block’s first tax season in Brazil and India

First Quarter Results  From Continuing Operations

	Actual			Adjusted*
$ in millions, except EPS	Q1 FY13	Q1 FY12	Change	Q1 FY13	Q1 FY12	Change
Revenue	$96	$101	-4%	$96	$101	-4%
EBITDA*	($127)	($156)	19%	($129)	($139)	7%
Pretax Income (Loss)	($169)	($201)	16%	($172)	($184)	6%
Net Income (Loss)	($106)	($119)	11%	($105)	($111)	6%
EPS	($0.38)	($0.39)	3%	($0.38)	($0.37)	-3%

*Adjusted amounts and EBITDA (earnings before interest, taxes, depreciation and amortization) are non-GAAP financial measures.  See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Company Perspective

“During the second half of fiscal 2012, we completed a thorough review of our organization and made some difficult decisions to reduce our cost structure and to

1 Unless otherwise noted, all growth rates refer to the current period compared to the prior year period.

2 All per share amounts are based on fully diluted shares.

drive efficiency,” said Bill Cobb, H&R Block’s President and CEO. “The improvement in our first quarter results and lower operating expenses in part reflects the impact of our cost reduction initiatives.  We expect these initiatives will add $85 to $100 million of pretax earnings in fiscal 2013, leading to earnings and margin expansion.”

Business Segment Results and Highlights

Tax Services

▪	Pretax loss improved by 17 percent or $29 million, to $141 million
▪
Operating expenses declined by $30 million or 11 percent due to a $15 million litigation charge recorded in the prior year, as well as lower compensation and benefits, occupancy costs, and other expenses driven primarily by the company’s cost reduction initiatives

▪	Revenues declined 1 percent to $90 million due to an extension of the prior year’s Canadian tax filing season, which added revenues totaling $4 million in fiscal 2012

Corporate

▪	Pretax loss improved by 9 percent to $28 million
▪	Total operating expenses declined $6 million or 14 percent, primarily due to cost reduction initiatives and lower loss provisions on mortgage loans at H&R Block Bank
▪	Revenues declined $3 million due in part to lower interest income from H&R Block Bank’s shrinking mortgage loan portfolio

Discontinued Operations

▪	Net loss of $2 million improved by $54 million due to non-cash impairment charges recorded in the prior year in connection with the sale of RSM McGladrey
▪	Sand Canyon (SCC), a separate legal entity from H&R Block, Inc., received new claims for alleged breaches of representations and warranties in the principal amount of $142 million
▪	Claims in the principal amount of $527 million were reviewed by SCC; $260 million of claims remained subject to review at July 31, 2012
▪	SCC’s accrual for contingent losses relating to representations and warranties remained essentially unchanged at $129 million

Share Repurchases

As previously announced on June 26, 2012, the company repurchased and retired 21.3 million shares during the first quarter at an aggregate price of $315 million, or $14.82 per share. At July 31, 2012, 271 million shares were outstanding compared to 306 million shares outstanding at July 31, 2011.

Dividends

A previously announced quarterly cash dividend of 20 cents per share is payable on October 1, 2012 to shareholders of record as of September 14, 2012.  The October 1 payment marks the 50th anniversary of H&R Block’s first dividend payment and represents its 200th consecutive quarterly dividend since the company went public in

1962. H&R Block has paid a total of $3.5 billion in dividends to shareholders since 1962.

“I’m very proud to be affiliated with a company which has a long track record of returning capital to shareholders,” added Cobb.  “Since Henry and Richard Bloch took the company public 50 years ago, the resiliency and consistency of our business has allowed us to generate substantial free cash flow, and that has enabled us to continue this dividend streak.  We expect to deliver appropriate returns of capital to shareholders for many years to come.”

Conference Call

At 4:30 p.m. Eastern today, the company will host a conference call for analysts, institutional investors and shareholders. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S./Canada (877) 809-6980 or International (706) 758-0071

Conference ID: 20280160

The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.

A replay of the call will be available beginning at 6:30 p.m. Eastern on September 5 and continuing until October 5, 2012, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 20280160. The webcast will be available for replay beginning on September 7 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest tax services provider, having prepared more than 600 million tax returns worldwide since 1955.  In fiscal 2012, H&R Block had annual revenues of $2.9 billion and prepared 25.6 million tax returns worldwide. Tax return preparation services are provided in company-owned and franchise retail tax offices by nearly 100,000 professional tax preparers, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions.  Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.  They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission.  You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:                  Derek Drysdale, (816) 854-4513, derek.drysdale@hrblock.com
Media Relations:                      Gene King, (816) 854-4672, gene.king@hrblock.com

# # #

KEY OPERATING RESULTS
Unaudited, amounts in thousands, except per share data

	Three months ended July 31,
	Revenues		Income (loss)
	2012	2011	2012	2011

Tax Services	$ 90,253	$ 91,425	$ (140,905)	$ (169,483)
Corporate and Eliminations	6,236	9,198	(28,364)	(31,118)
	$ 96,489	$ 100,623	(169,269)	(200,601)
Income tax benefit			(63,619)	(81,446)
Net loss from continuing operations			(105,650)	(119,155)
Net loss from discontinued operations			(1,791)	(55,943)
Net loss			$ (107,441)	$ (175,098)

Basic and diluted loss per share:
Net loss from continuing operations			$ (0.38)	$ (0.39)
Net loss from discontinued operations			(0.01)	(0.18)
Net loss			$ (0.39)	$ (0.57)

Basic and diluted shares outstanding			277,155	305,491

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Basic earnings per share is computed using the two-class method and is based on the weighted average number of shares outstanding.  The dilutive effect of potential common shares is included in diluted earnings per share, except in those periods with a loss from continuing operations.
     Our discontinued operations consist of our former Business Services segment and Sand Canyon Corporation, previously known as Option One Mortgage Corporation, and its subsidiaries (SCC). We sold RSM McGladrey, Inc. (RSM) and McGladrey Capital Markets in fiscal year 2012. SCC exited its mortgage business in fiscal year 2008. As of July 31, 2012, the results of operations of these businesses are presented as discontinued operations in the consolidated financial statements. All periods presented in our statements of operations have been reclassified to reflect our discontinued operations.

CONSOLIDATED BALANCE SHEETS
Unaudited, amounts in thousands, except per share data

	July 31,	July 31,	April 30,
	2012	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 939,871	$ 1,012,709	$ 1,944,334
Cash and cash equivalents - restricted	43,109	44,402	48,100
Receivables, net	116,357	123,882	193,858
Prepaid expenses and other current assets	318,262	207,243	314,702
Assets of discontinued operations, held for sale	-	738,933	-
Total current assets	1,417,599	2,127,169	2,500,994

Mortgage loans held for investment, net	386,759	466,663	406,201
Investments in available-for-sale securities	380,765	198,196	371,315
Property and equipment, net	253,993	243,947	252,985
Intangible assets, net	260,125	270,250	264,451
Goodwill	431,101	437,741	427,566
Other assets	463,935	609,496	426,055
Total assets	$ 3,594,277	$ 4,353,462	$ 4,649,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Customer banking deposits	$ 648,378	$ 666,268	$ 827,549
Accounts payable, accrued expenses and other current liabilities	414,604	460,001	567,079
Accrued salaries, wages and payroll taxes	35,234	44,042	163,992
Accrued income taxes	278,539	275,639	336,374
Current portion of long-term debt	600,642	30,352	631,434
FHLB advances	-	25,000	-
Liabilities of discontinued operations, held for sale	-	190,768	-
Total current liabilities	1,977,397	1,692,070	2,526,428

Long-term debt	408,992	1,009,277	409,115
Other noncurrent liabilities	362,215	418,238	388,132
Total liabilities	2,748,604	3,119,585	3,323,675

Stockholders' equity:
Common stock, no par, stated value $.01 per share	3,166	4,124	3,979
Additional paid-in capital	744,616	808,668	796,784
Accumulated other comprehensive income	7,350	12,692	12,145
Retained earnings	955,873	2,437,011	2,523,997
Less treasury shares, at cost	(865,332)	(2,028,618)	(2,011,013)
Total stockholders' equity	845,673	1,233,877	1,325,892
Total liabilities and stockholders' equity	$ 3,594,277	$ 4,353,462	$ 4,649,567

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, amounts in thousands, except per share data

	Three months ended July 31,
	2012	2011
Revenues:
Service revenues	$ 79,896	$ 83,020
Interest income	9,873	10,340
Product and other revenues	6,720	7,263
	96,489	100,623

Expenses:
Cost of revenues:
Compensation and benefits	39,585	47,221
Occupancy and equipment	79,951	83,503
Depreciation and amortization of property and equipment	16,305	16,472
Provision for bad debt and loan losses	4,645	7,291
Interest	22,077	22,936
Other	30,861	35,161
	193,424	212,584
Selling, general and administrative expenses	75,478	92,653
	268,902	305,237

Operating loss	(172,413)	(204,614)
Other income, net	3,144	4,013

Loss from continuing operations before tax benefit	(169,269)	(200,601)
Income tax benefit	(63,619)	(81,446)

Net loss from continuing operations	(105,650)	(119,155)
Net loss from discontinued operations	(1,791)	(55,943)

Net loss	$ (107,441)	$ (175,098)

Basic and diluted loss per share:
Net loss from continuing operations	$ (0.38)	$ (0.39)
Net loss from discontinued operations	(0.01)	(0.18)
Net loss	$ (0.39)	$ (0.57)

Basic and diluted shares outstanding	277,155	305,491

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited, amounts in thousands

	Three months ended July 31,
	2012	2011

Net cash used in operating activities	$ (373,140)	$ (394,549)

Cash flows from investing activities:
Purchases of available-for-sale securities	(28,990)	(39,275)
Principal repayments on mortgage loans held for investment, net	12,652	11,192
Purchases of property and equipment, net	(13,273)	(10,953)
Payments made for business acquisitions, net	(2,972)	(3,457)
Proceeds from sales of businesses, net	-	21,230
Franchise loans:
Loans funded	(5,062)	(16,477)
Payments received	5,154	5,320
Other, net	25,776	18,167
Net cash used in investing activities	(6,715)	(14,253)

Cash flows from financing activities:
Repayments of long-term debt	(30,831)	-
Customer banking deposits, net	(179,519)	(186,245)
Dividends paid	(54,201)	(45,894)
Repurchase of common stock, including shares surrendered	(339,088)	(2,002)
Proceeds from exercise of stock options, net	468	1,762
Other, net	(19,939)	(24,916)
Net cash used in financing activities	(623,110)	(257,295)

Effects of exchange rates on cash	(1,498)	962

Net decrease in cash and cash equivalents	(1,004,463)	(665,135)
Cash and cash equivalents at beginning of the period	1,944,334	1,677,844
Cash and cash equivalents at end of the period	$ 939,871	$ 1,012,709

Supplementary cash flow data:
Income taxes paid	$ 19,747	$ 99,357
Interest paid on borrowings	13,494	37,634
Interest paid on deposits	1,336	1,820
Transfers of foreclosed loans to other assets	3,074	1,573
Accrued additions to property and equipment	7,107	3,376

NON-GAAP FINANCIAL MEASURES
Unaudited, amounts in thousands, except per share amounts

	Three months ended July 31,
EBITDA (1)	2012	2011

Net loss from continuing operations - as reported	$ (105,650)	$ (119,155)

Add back :
Income taxes	(63,619)	(81,446)
Interest expense	22,077	22,936
Depreciation and amortization	20,551	21,532
	(20,991)	(36,978)

EBITDA of continuing operations	(126,641)	(156,133)

Adjustments:
Severance	(501)	1,650
Loss contingencies - litigation charges	(2,302)	15,164
	(2,803)	16,814

Adjusted EBITDA of continuing operations	$ (129,444)	$ (139,319)

Non-GAAP Pretax Results

Pretax loss from continuing operations - as reported	$ (169,269)	$ (200,601)

Add back :
Severance	(501)	1,650
Loss contingencies - litigation charges	(2,302)	15,164
	(2,803)	16,814

Pretax loss from continuing operations - as adjusted	$ (172,072)	$ (183,787)

Non-GAAP After-Tax Results

Net loss from continuing operations - as reported	$ (105,650)	$ (119,155)

Add back (net of tax) :
Severance	(305)	1,001
Loss contingencies - litigation charges	(1,400)	9,198
Discrete tax items	2,701	(2,530)
	996	7,669

Net loss from continuing operations - as adjusted	$ (104,654)	$ (111,486)

(1) Earnings before interest, taxes, depreciation and amortization.

	Three months ended July 31,
Non-GAAP EPS	2012	2011

EPS from continuing operations - as reported	$ (0.38)	$ (0.39)

Add back :
Severance	-	-
Loss contingencies - litigation charges	(0.01)	0.03
Discrete tax items	0.01	(0.01)
	-	0.02

EPS from continuing operations - as adjusted	$ (0.38)	$ (0.37)

Non-GAAP Pretax Results - Tax Services segment

Pretax loss - as reported	$ (140,905)	$ (169,483)

Add back :
Severance	(501)	1,650
Loss contingencies - litigation charges	(2,302)	15,164
	(2,803)	16,814

Pretax loss - as adjusted	$ (143,708)	$ (152,669)

Supplemental Information

Stock-based compensation expense:
Pretax	$ 2,353	$ 3,338
After-tax	1,431	2,025
Amortization of intangible assets:
Pretax	$ 4,246	$ 5,062
After-tax	2,582	3,071

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures.  Non-GAAP financial measures, including EBITDA, net loss from continuing operations – as adjusted and earnings per share from continuing operations – as adjusted, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with accounting principles generally accepted in the United States (GAAP).  Because EBITDA, and adjusted pretax, after-tax and per share results from continuing operations are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures in other companies.

We exclude the following items from all of our non-GAAP financial measures:

•	Litigation charges

•	Impairments of goodwill, intangible assets, other long-lived assets and available-for-sale investments

•	Severance and other restructuring charges

•	Gains and losses on business dispositions, including any related professional fees

We also exclude discrete tax reserve and related adjustments from non-GAAP net income (loss) and diluted net income (loss) per share. We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.

The Company considers these non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of the Company’s business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of the Company’s core operating performance.

The following are descriptions of the items we exclude from our non-GAAP financial measures:

Litigation charges – We exclude from our non-GAAP financial measures litigation charges we incur.  This does not include normal legal defense costs.

Impairments of goodwill, intangible assets, other long-lived assets and available-for-sale investments – We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

Severance and other restructuring charges – We exclude from our non-GAAP financial measures severance and other restructuring charges in connection with the termination of personnel, closure of facilities and related costs.

Gains and losses on business dispositions, including any related professional fees – We exclude from our non-GAAP financial measures the gains and losses on business dispositions, including investment banking, legal and accounting fees.

Discrete tax adjustments – We exclude from our non-GAAP financial measures the effects of discrete income tax reserve and related adjustments recorded in a specific quarter.